UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19019	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue

Los Angeles, California  90025

(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on June 7, 2012, the stockholders considered and approved three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2012 for the Annual Meeting of Stockholders.

The results detailed below represent the final voting results as certified by the Inspector of Elections:

Proposal 1

The stockholders elected the following seven directors to hold office until the 2013 Annual Meeting of Stockholders: Howard G. Berger, M.D.; Marvin S. Cadwell; John V. Crues, III, M.D.; Norman R. Hames; Lawrence L. Levitt; Michael L. Sherman, M.D.; and David L. Swartz, based on the following votes:

Director	For	Withheld	Broker Non-Votes
Howard G. Berger, M.D.	21,193,885	858,229	11,463,825
Marvin S. Cadwell	21,168,416	883,698	11,463,825
John V. Crues, III, M.D.	20,570,347	1,481,767	11,463,825
Norman R. Hames	20,699,666	1,352,448	11,463,825
Lawrence L. Levitt	21,164,361	887,753	11,463,825
Michael L. Sherman, M.D.	21,168,621	883,493	11,463,825
David L. Swartz	21,160,498	891,616	11,463,825

Proposal 2

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 was ratified based on the following votes:

For	Against	Abstentions
33,178,802	284,942	52,195

Proposal 3

The advisory (non-binding) vote on the compensation of the Company’s named executive officers was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
21,401,658	517,570	132,886	11,463,825

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2012	RadNet, Inc.

	By:	/S/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel

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